Exhibit 10.2

FLORIDA BANK GROUP, INC.

RESTRICTED STOCK GRANT AGREEMENT

This RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made and entered into as of                     , 20        , by and between Florida Bank Group, Inc., a Florida corporation (the “Company”), and (“Recipient”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Florida Bank Group, Inc. 2010 Restricted Stock Plan (the “Plan”).

Background

Recipient is an employee of the Company or a Subsidiary, and is eligible to receive an Award under the Plan. Effective as of                     , 20         (the “Date of Grant”), the Committee granted an Award of Restricted Stock to Recipient, pursuant to which Recipient shall receive shares of the Company’s Common Stock subject to the terms, conditions, limitations and restrictions set forth in the Plan and this Agreement. This Agreement is the “Award Agreement” contemplated by the Plan with respect to the Award granted hereunder.

Operative Terms

The parties hereto agree as follows:

1. Number of Shares. The Company hereby grants to Recipient an Award of                      shares of Common Stock (the “Restricted Stock”) pursuant to the terms and subject to the terms, conditions, limitations and restrictions set forth in the Plan and this Agreement

2. Restrictions and Restricted Period.

(a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture under Section 3(a), in each case from and after the Date of Grant until, and to the extent that, such restrictions lapse and the Restricted Stock vests under Section 2(b) (such period, the “Restricted Period”). Any prohibited transfer will be invalid and ineffective as to the Company, and the Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) Lapse of Restrictions.

(i) Subject to Section 2(b)(ii), the restrictions set forth above shall lapse and the Restricted Stock shall vest and become freely transferable [(provided that such transfer is otherwise in accordance with federal and state securities laws)] and non-forfeitable in accordance with the following schedule, but if, and only if, no Termination Event occurs with respect to Recipient at any time during the period beginning on the Date of Grant and ending on the applicable vesting date: (i) as to one-third (1/3) of the Restricted Stock, on the first anniversary of the Date of Grant, (ii) as to an additional one-third (1/3) of the Restricted Stock (two-thirds total), on the second anniversary of the Date of Grant, and (iii) as to an additional one-third (1/3) of the Restricted Stock (100% total), on the third anniversary of the Date of Grant

(ii) All unvested shares of Restricted Stock shall become immediately and fully vested upon the occurrence of a Change of Control, but if, and only if, no Termination Event occurs with respect to Recipient at any time during the period beginning on the Date of Grant and ending on the date the Change in Control occurs.

(c) Rights of a Shareholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of Recipient, Recipient shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote such shares, subject to the provisions of this Agreement. Notwithstanding the foregoing, the Company shall retain custody of all dividends and other distributions, whether in the form of cash or property (“Retained Distributions”), made or paid with respect to the

Restricted Stock (and such Retained Distributions will be subject to the same restrictions and risk of forfeiture as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made or paid becomes vested under Section 2(b). Within fifteen (15) days after vesting, such Retained Distributions shall be paid to Recipient; provided that such Retained Distributions shall not bear interest. Without limiting the generality of the foregoing, stock distributed in connection with a Common Stock split or Common Stock dividend shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which such Common Stock has been distributed.

3. Termination of Employment.

(a) Forfeiture of Unvested Restricted Stock. In the event that a Termination Event with respect to Recipient occurs prior to the end of the Restricted Period for any reason (including by reason of Recipient’s death or disability), then the Restricted Stock and Retained Distributions with respect thereto that are unvested at that time shall be automatically and immediately forfeited to the Company without payment of any consideration by the Company and without the need for notice from or any further action by the Company, and neither the Recipient nor any of Recipient’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(b) No Right to Continued Employment. Recipient agrees that neither the issuance of the Restricted Stock to Recipient nor any provision contained in this Agreement or the Plan shall entitle Recipient to remain in the employment of the Company or any Subsidiary, affect the right of the Company or any Subsidiary to terminate Recipient’s employment at any time, with or without cause, or confer on Recipient any right to employment for a fixed term.

4. Restrictive Covenants. Recipient agrees to comply with and be bound by the restrictive covenants and other provisions set forth in this Section 4. Recipient specifically understands and agrees that, but for Recipient’s agreement to be bound by restrictive covenants and other provisions set forth in this Section 4, the Company would not have issued the Restricted Stock to Recipient.

(a) Non-Solicitation Covenant. During the term of Recipient’s employment with the Company or any Subsidiary and for a period of one (1) year following the termination of Recipient’s employment with the Company or any Subsidiary for any reason, except on behalf of the Company or a Subsidiary, the Recipient shall not, directly or indirectly, for his or her own account or on behalf of, or with, any other person or entity, do any of the following:

(i) solicit, persuade or attempt to persuade any agent, landlord, supplier, client, customer, contractor, or other person or entity who has a business relationship with the Company or a Subsidiary to cease to do business with the Company or Subsidiary, reduce the amount of business that it does with the Company or Subsidiary or otherwise adversely alter its business relationship with the Company or Subsidiary;

(ii) solicit, or assist in the solicitation of, any current or former customer or client of the Company or a Subsidiary for the purpose of selling, providing or soliciting to sell or provide any product or service that competes with the products and services sold by the Company or any Subsidiary; or

(iii) induce, recruit, solicit, persuade, or attempt to persuade, any person who is an employee or independent contractor of the Company or a Subsidiary to terminate his or her employment or relationship with the Company or Subsidiary for the purpose of working for Recipient or any other person or entity, whether or not a competitor of the Company or a Subsidiary; or hire or offer to hire any such person.

(b) Confidentiality Covenants. During the term of Recipient’s employment with the Company or any Subsidiary and at all times following the termination of the Recipient’s employment with the Company or any Subsidiary for any reason, Recipient shall not, except on behalf of the Company or a Subsidiary, reveal, divulge, use or disclose, for any reason or in any manner, any trade secrets of the Company or a Subsidiary, any other material information (written or unwritten) concerning proprietary data, or any other confidential information relating to the business or financial affairs of the Company or a Subsidiary (collectively, “Confidential

Information”), whether prepared by the Recipient or someone else, including (i) any and all technical, business and other information of or relating to the Company, a Subsidiary or their businesses that derives value, actual, potential, economic or otherwise, from not being generally known to other persons, including technical or non-technical data, compositions, devices, methods, techniques, inventions, processes, financial data, financial plans, product plans, lists of, or information relating to actual or potential clients, customers or suppliers, acquisition and investment plans and strategies, business plans or operations of the Company and Subsidiaries, and (ii) information of customers and other third parties that the Company or its Subsidiaries is obligated to or does keep or treat as confidential.

(c) Acknowledgment as To Reasonableness of Restrictions; Blue-Pencil. Recipient acknowledges, stipulates, and agrees that the covenants and restrictions set forth in this Section 4 are reasonable as to time and line of business and are reasonably necessary to protect legitimate business interests of the Company and its Subsidiaries, including trade secrets and other Confidential Information, substantial relationships with existing or prospective customers and clients, customer goodwill associated therewith, and its ongoing business. To the extent the duration or line of business of any of the preceding restrictions would cause them to be unenforceable in a particular jurisdiction, the restrictions automatically will be reformed for purposes of enforcement in that jurisdiction to a duration or line of business that is valid and enforceable in that jurisdiction. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid. The duration of every restriction set forth in this Section 4 will be extended by any period during which Recipient is in breach of his or her obligations under this Section 4.

(d) Remedies. Recipient stipulates that a breach by him or her of any of the restrictive covenants in this Section 4 will diminish the value of the Company and its Subsidiaries and will cause irreparable and continuing injury to the Company and its Subsidiaries for which an adequate legal remedy will not exist. Accordingly, Recipient stipulates that, if he or she breaches any of the restrictive covenants of this Section 4, the Company will be entitled to the following remedies: (i) entry by a court having jurisdiction of an order granting specific performance or injunctive relief, without requirement of a bond or proof of monetary damage or an inadequate remedy at law; (ii) the recovery from Recipient of all profit, remuneration, or other consideration that Recipient gains from breaching the restrictive covenant, and (iii) any damages suffered by the Company or its Subsidiaries, to the extent ascertainable. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

(e) Forfeiture of Unvested Restricted Stock. In addition to the remedies in Section 4(d), if Recipient breaches any of the restrictive covenants of this Section 4, then the Restricted Stock and Retained Distributions with respect thereto that are unvested at that time shall be automatically and immediately forfeited to the Company (and if previously issued or paid to Recipient, shall be returned to the Company), whether or not a Termination Event has occurred, without payment of any consideration by the Company and without the need for notice from or any further action by the Company, and neither the Recipient nor any of Recipient’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock

(f) Independent Covenants; Other Restrictions. Each covenant or agreement in this Section 4 is intended to be, and shall be construed as, agreements independent of each other and of any other provision in this Agreement, and the existence of any claim or cause of action of Recipient against the Company or any Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenant or agreement. This Section 4 is in addition to, and nothing in this Agreement modifies, limits or supersedes, any other confidentiality, nondisclosure, noncompetition or other similar restrictions imposed on Recipient, whether by law or contract.

5. Certificates; Power of Attorney. Certificates for the Restricted Stock shall be registered in Recipient’s name and constitute issued and outstanding shares of Common Stock for all corporate purposes as of the Date of Grant, but such certificates shall be held by the Company until the Restricted Period ends. On or before the date of execution of this Agreement, Recipient shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock in the form of “Exhibit A,” which will permit transfer to the Company of all or any portion of the Restricted Stock and any other securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Agreement. The certificates for the Restricted Stock shall bear the following legend, in addition to any other legend deemed necessary or desirable by the Committee:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Grant Agreement entered into between the registered owner and Florida Bank Group, Inc. A copy of such Agreement is on file in the offices of, and will be made available for a proper purpose by, the Secretary of Florida Bank Group, Inc.

When the Restricted Period ends, the Company shall cause a new certificate representing the shares of Common Stock with respect to which the Restricted Period has ended to be issued without the foregoing legend (but with any other legend deemed necessary or desirable by the Committee). Upon the written request of Recipient, such certificates shall be delivered to Recipient, but not before Recipient has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 6 and the Plan.

Recipient and any other holder of the Restricted Stock hereby irrevocably constitute and appoint the Company, with full power of substitution in the premises, as their due and lawful attorney in fact (i) to transfer any Restricted Stock that is forfeited pursuant to this Agreement on the books of the Company, and (ii) take such other actions and execute such assignments, conveyances, transfers and other documents in such holder’s name and on such holder’s behalf as may be necessary or appropriate to effect such transfer. This power of attorney is coupled with an interest, and is irrevocable.

6. Tax Withholding; Tax Treatment. When the Restricted Period ends with respect to any Restricted Stock, or upon Recipient’s filing an effective election with the Internal Revenue Service (“IRS”) pursuant to Section 83(b) of the Code, Recipient shall make appropriate arrangements with the Company, in a manner deemed satisfactory to the Committee, to provide for the withholding or payment of the amount that the Company considers necessary to satisfy its withholding and other tax obligations. RECIPIENT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF RECIPIENT REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

The parties intend for the Restricted Stock and dividends payable thereon to be exempt from the requirements of Section 409A of the Code, and this Agreement shall be interpreted, construed and administered consistently with such intent. The Company shall not be liable to the Recipient or any other person for any tax, interest, or penalties that the Recipient or any other person may owe as a result of the grant, holding, vesting, exercise or payment of the Restricted Stock or dividends payable thereon.

BY EXECUTING THIS AGREEMENT, RECIPIENT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. RECIPIENT FURTHER UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7. Representations and Warranties. Recipient represents and warrants to the Company as follows:

(a) Recipient has the legal capacity to enter into and perform under this Agreement, and this Agreement constitutes a valid and legally binding obligation of Employee, enforceable against Recipient in accordance with its terms. The execution, delivery and performance of this Agreement by Recipient does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Recipient is a party or any judgment, order or decree to which Recipient is subject, including any noncompetition, nonsolicitation or confidentiality agreement to which Recipient is a party or by which Recipient is bound.

8. [The Restricted Stock is being acquired by Recipient for Recipient’s own account, as principal, and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Restricted Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

9. Miscellaneous.

(a) Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and Recipient concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b) Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to conflict of laws principles. Recipient and the Company hereby (i) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (ii) stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for a state court proceeding, or the Middle District of Florida, Tampa Division, for a federal court proceeding, and (iii) waive any defense, whether asserted by motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, is an improper or inconvenient venue.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding on, inure to the benefit of and be enforceable by the Company, Recipient and their respective personal representatives, heirs, successors and assigns, including the estate of Recipient and the executor, liquidator, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of Recipient’s creditors. Any person or entity acquiring or claiming an interest in the Restricted Stock, in any manner whatsoever, shall be subject to and bound by all terms, conditions and restrictions of this Agreement without regard to whether such person or entity has executed a counterpart hereof or any other document contemplated hereby.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, or would disqualify the Plan or this Agreement under any law, this Agreement shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, it shall be deleted and the remainder of this Agreement shall remain in full force and effect.

(e) Counterparts; Facsimile or Electronic Copy. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A party’s receipt of a facsimile signature page or electronic copy of a signature page to this Agreement shall be treated as the party’s receipt of an original signature page.

(f) Attorneys’ Fees. If any party brings any judicial action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled, in addition to any other remedy, to recover from the other party or parties, as applicable, regardless of whether such action or proceeding is prosecuted to judgment, all costs and expenses, including without limitation reasonable attorneys’ fees, incurred therein by the prevailing party.

(g) Amendment and Waiver. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement. In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself, except to the extent expressly manifested in writing by that party.

(h) Interpretation. The section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Unless otherwise indicated, all references to sections or exhibits in this Agreement are references to sections or exhibits of this Agreement. Reference to any agreement, schedule, exhibit, document or instrument (including the Plan) means such agreement, schedule, exhibit, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

(i) WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

(j) Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Recipient, to the Recipient’s last known address contained in the personnel records of the Company.

(k) Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Recipient confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

[Signature Page Follows]

FLORIDA BANK GROUP, INC.

SIGNATURE PAGE TO RESTRICTED STOCK GRANT AGREEMENT

The parties have executed this Agreement as of the date first above written.

FLORIDA BANK GROUP, INC., a Florida corporation

By:
Name:
Title:

Recipient:

Print name:

Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                         , hereby sell, assign and transfer unto                                              (                ) shares of the Common Stock of Florida Bank Group, Inc. standing in my name of the books of said corporation represented by Certificate No.             herewith and do hereby irrevocably constitute and appoint                                         to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Grant Agreement between Florida Bank Group, Inc. and the undersigned dated                     , 20        .

Dated:                     , 20

Print name:

INSTRUCTIONS:

Please sign, but do not fill in any other information (including the date). This instrument will be used by the Company only if your Restricted Stock is forfeited.